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As filed with the Securities and Exchange Commission on March 11, 2005.

Registration Statement No. 2-93578

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 8
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANDALAY RESORT GROUP*
(Exact name of issue as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	88-0121916 (I.R.S. Employer Identification No.)
3950 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA (Address of Principal Executive Offices)	89119 (Zip Code)

CIRCUS CIRCUS ENTERPRISES, INC. 1983 NONQUALIFIED STOCK OPTION PLAN* (Full Title of the Plan)

Yvette E. Landau, General Counsel
Mandalay Resort Group
3950 Las Vegas Boulevard South
Las Vegas, NV 89119
(Name and address of agent for service)

(702) 632-6700
(Telephone number, including area code, of agent for service)

Copies to:
Howell J. Reeves, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street—22nd Floor
Philadelphia, PA 19103
(215) 977-2000

*
Effective June 18, 1999 Circus Circus Enterprises, Inc. amended its Articles of Incorporation to change its name to Mandalay Resort Group.

This amendment is filed solely for the purpose of removing from registration the 250,800 shares of common stock covered by this registration statement which remain unsold and are no longer being offered hereby.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, state of Nevada on this 2nd day of March, 2005.

MANDALAY RESORT GROUP
By:	/s/ MICHAEL S. ENSIGN Michael S. Ensign Chairman of the Board

        Pursuant to the requirement of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MICHAEL S. ENSIGN Michael S. Ensign	Chairman of the Board, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	March 2, 2005
/s/ WILLIAM A. RICHARDSON William A. Richardson	Vice Chairman of the Board	March 2, 2005
/s/ GLENN SCHAEFFER Glenn Schaeffer	President, Chief Financial Officer and Director (Principal Financial Officer)	March 2, 2005
/s/ LES MARTIN Les Martin	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	March 2, 2005
/s/ WILLIAM E. BANNEN William E. Bannen	Director	March 2, 2005
/s/ JEFFREY D. BENJAMIN Jeffrey D. Benjamin	Director	March 2, 2005
/s/ MICHAEL D. MCKEE Michael D. McKee	Director	March 2, 2005
/s/ ROSE MCKINNEY-JAMES Rose McKinney-James	Director	March 2, 2005
Donna B. More	Director	March , 2005
/s/ HAROLD J. PHILLIPS Harold J. Phillips	Director	March 2, 2005

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SIGNATURES